                  CONSENT TO CHANGE IN EMPLOYMENT ARRANGEMENTS

Dear Massoud:

         This letter agreement is made as of the 15th day of July, 2003, with
Massoud Sedigh ("Employee").

         Reference is made to your offer letter of April 30, 2003. This letter confirms that you will be granted options for a total of 102,500 shares of common stock of Pinnacle Holdings, Inc., parent of Pinnacle Towers, Inc., or .5%
of the outstanding common shares of Pinnacle Holdings, Inc. on April 30, 2003.
Half of these will be $10 Shares and half will be $20 Shares, as described in your offer letter.

         This letter also contains your agreement that the vesting schedule set forth in your option agreement will provide that your options vest 30% on
December 31, 2003, 30% on December 31, 2004 and 40% on December 31, 2005.

         You acknowledge that you have not entered into any separate agreement with any Pinnacle entity which provides for a different number of options or for vesting terms in respect of your options, whether conditioned upon the occurrence of any event relating to the Company or the Employee or otherwise.

                                                  Sincerely

                                                  /s/ David Grain
                                                  -----------------------------
                                                  David Grain
                                                  President
                                                  Pinnacle Holdings, Inc.

                                                  ACKNOWLEDGED AND AGREED:

                                                  /s/ Massoud Sedigh
                                                  ------------------------------
                                                  Massoud Sedigh